Exhibit 99.1

Charter and Liberty Broadband Stockholders Approve Charter Acquisition of Liberty Broadband

STAMFORD, Connecticut and ENGLEWOOD, Colorado – February 26, 2025 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, “Charter”) and Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) have announced that earlier today, Charter and Liberty Broadband each held a special meeting of their respective stockholders to consider proposals related to the Agreement and Plan of Merger, dated November 12, 2024 (the “Merger Agreement”), by and among Charter, Liberty Broadband, and certain other entities, pursuant to which Charter will acquire Liberty Broadband. Based on the voting results, Charter and Liberty Broadband stockholders approved each of the proposals presented at their respective special meetings, including the proposal to approve the Merger Agreement and related transactions.
The companies currently expect the transaction to close on June 30, 2027, unless otherwise agreed, subject to the completion of the spin off of the business of Liberty Broadband’s subsidiary GCI, LLC by way of a distribution to its stockholders, and other customary closing conditions.

About Charter
Charter Communications, Inc. (NASDAQ:CHTR) is a leading broadband connectivity company and cable operator with services available to nearly 57 million homes and businesses in 41 states through its Spectrum brand. Over an advanced communications network, the Company offers a full range of state-of-the-art residential and business services including Spectrum Internet®, TV, Mobile and Voice.

More information about Charter can be found at corporate.charter.com.

About Liberty Broadband Corporation
Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK, LBRDP) operates and owns interests in a broad range of communications businesses. Liberty Broadband’s principal assets consist of its interest in Charter Communications and its subsidiary GCI. GCI provides data, mobile, video, voice and managed services to consumer, business, government and carrier customers throughout Alaska, serving more than 200 communities. The company has invested $4.7 billion in its Alaska network and facilities over the past 45 years. Through a combination of ambitious network initiatives, GCI continues to expand and strengthen its statewide network infrastructure to deliver the best possible connectivity to its customers and close the digital divide in Alaska.

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Cautionary Note Regarding Forward Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, regarding, among other things, the proposed transaction between Charter and Liberty Broadband. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation: (i) the effect of the announcement of the proposed transaction on the ability of Charter and Liberty Broadband to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (ii) the timing of the proposed transaction; (iii) the ability to satisfy closing conditions to the completion of the proposed transaction (including regulatory approvals); (iv) the possibility that the transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (v) the ability of Liberty Broadband to consummate the spin-off of its GCI business; (vi) litigation relating to the proposed transaction; (vii) other risks related to the completion of the proposed transaction and actions related thereto; and (viii) the factors described under “Risk Factors” from time to time in Charter’s and Liberty Broadband’s filings with the SEC. Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” “grow,” “focused on” and “potential,” among others.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Charter assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Charter Contacts:

Media:	Analysts:
Justin Venech	Stefan Anninger
203-905-7818	203-905-7955

Liberty Broadband Corporation Contact:

Shane Kleinstein
720-875-5432